UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 21, 2022

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Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 21, 2022, the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) appointed Nancy Gioia to serve as a director beginning on January 1, 2023. Ms. Gioia’s appointment was recommended to the Board by the Nominating and Governance Committee of the Board.

Ms. Gioia retired from Ford Motor Company in 2014 after more than 33 years of service including executive roles in product development, manufacturing, and strategy and planning. Among her roles at Ford, she served as director of global electrification, leading all aspects of the company’s electrified vehicle technologies and product portfolio. She currently serves on the boards of Lucid Group and Brady Corporation, and her past board roles include Meggitt PLC and Exelon Corporation. Ms. Gioia holds a bachelor’s degree in electrical engineering from the University of Michigan – Dearborn and a M.S. in manufacturing systems engineering from Stanford University.

Upon commencement of services to the Board, and in consideration of services to the Company as a director, Ms. Gioia will be granted an equity award in the form of restricted stock units of the Company’s common stock (the "Initial Grant") under the Power Integrations 2016 Incentive Award Plan (the “2016 Plan”) with an aggregate fair value of approximately $60,000. The Initial Grant will vest on the date of the Company's 2023 annual meeting of stockholders (currently scheduled for May 19, 2023), provided Ms. Gioia is still serving as a director on that date. Notwithstanding the foregoing, the Initial Grant would be deemed fully vested upon the occurrence of a "Change of Control", as such term is defined in the 2016 Plan. Beginning on July 1, 2023, Ms. Gioia will receive annual equity compensation pursuant to the Directors Equity Compensation Program consistent with the Company’s other non-employee directors, which is a grant of restricted stock units, under the 2016 Plan, with an aggregate value of $120,000, which would vest in full effective immediately prior to the commencement of the Company’s first annual meeting of stockholders in the year following the year of the grant date, provided that she is still providing services to the Company as a director and provided, further, that 100% of the shares subject to such equity award would be deemed fully vested upon the occurrence of a Change of Control.

As a non-employee director, Ms. Gioia will also receive $11,250 per quarter for service on the Board. The Company intends to enter into an indemnity agreement with Ms. Gioia that is in the form of indemnity agreements executed by other members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

December 22, 2022	By:	/s/ SANDEEP NAYYAR
Sandeep Nayyar
Chief Financial Officer